UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2007, Polycom will combine its Video Communications and its Network Systems businesses to create the Video Solutions Business. Joseph A. Sigrist, the current General Manager of Network Systems, is being named the Senior Vice President and General Manager of the Video Solutions Business on the effective date. James E. Ellett, Polycom’s current General Manager of Video Communications, will be assigned to a senior management position within the Company.

With collaborative communications becoming a key application and Polycom’s customer relationships increasing in size and prominence, Polycom is creating the Video Solutions Business to most effectively address this fast growing market. This reorganization is also designed to create operating efficiencies in product planning, research, and development.

The matters set forth in this Current Report, including without limitation statements regarding Polycom’s plans to most effectively address market demands and the operating efficiencies expected to result from the announced reorganization, contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially and that are detailed from time to time in Polycom’s reports filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Vice President, General Counsel, and Secretary

Date: June 14, 2007

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